Dated this 26th day of October 2006

MANAGEMENT SERVICE AGREEMENT

BETWEEN

UPMG (Hong Kong) Limited
(The Principal)

AND

American-Sino Human Resources Consulting & Management (Shanghai) Ltd.
(The Consulting Company)

Management Service Agreement

Parties

This Management Service Agreement (hereinafter called "Agreement"), is made from October 26, 2006 to May 31, 2007 by and

between

1. United Premier Medical Group (Hong Kong) Limited ("UPMG") whose registered office is situated at Room 904, Tung Wai Commercial Building, 109-111 Gloucester Road, Wanchai, Hong Kong (hereinafter called "The Principal ") and

2. American-Sino Human Resources Consulting & Management (Shanghai) Ltd. ("ASHRCM") whose registered address is situated at Suite 1416, Tower C, Tomson Center, 188 Zhang Yang Road, Pudong Lujiazui, Shanghai, People's Republic of China 200120 (hereinafter called "the Consulting Company").

whereby it is agreed by and between both parties hereto as follows:

3. The Principal shall appoint Dr. Kenneth K. Lee, the President of ASHRCM., as the Chief Operating Officer for University Hospital of Macau University of Science and Technology Foundation ("MUST"). Dr. Kenneth K. Lee agrees and accepts such appointment.

The Consulting Company's Obligations

During the term of this agreement, the Consulting Company agrees

1. Dr. Kenneth K. Lee provides clinical service expertise, including consulting, teaching and training, for MUST registered physicians and medical staffs.
2. Dr. Kenneth K. Lee shall carry out the duties diligently in a professional and business like manner and shall keep the Principal constantly

informed of the progress.

The Principal 's Obligations

During the term of this agreement, the Principal agrees

1. to pay ASHRCM a Management Fee of 50,000 RMB for October 2006.
2. to pay ASHRCM a combined Management and Clinical Service Fee of 80,000 RMB monthly starting November 1, 2006.

Working Days

1. Dr. Kenneth K. Lee shall report to duty at MUST site four days a week or other arrangements with prior consent.
2. Dr. Kenneth K. Lee agrees to provide support to the Principal and Hospital via telephone or emails when Dr. Lee is not in Macau.

Termination and Criteria

This Agreement can be terminated by either party by giving one month notice in writing.

Renewal of Agreement

This Agreement shall be completed on May 31, 2007. Additional month(s)/year(s) may be negotiated at anytime base on mutual agreement.

Accommodation & Transportation

During the period of this appointment, the Principal provides accommodation in Macau. And also weekly economy class round-trip air transportation between Shanghai and Macau.

Confidentiality

Both parties agree not to disclose or use the confidential business and organization information learned from each other to a third party or for businesses other than the areas under cooperation, without prior approval from both parties.

Miscellaneous

1. Each of the parties hereby warrants that it has full authority and power to enter into this Agreement and has obtained all necessary approvals to do so.
2. Whole agreement

Principal acknowledges that this Agreement contains the whole agreement between the parties and it has not relied upon any oral or written representations made to it. Any amendment to this Agreement shall only take effect upon written agreement by both parties.

3. Supersedes prior agreements

   This Agreement supersedes any prior agreement between the parties whether written or oral and any such prior agreements are cancelled as at the commencement of this Agreement.

4. Change of address

   Each of the parties shall give notice to the other party any change of address or telephone, fax or similar number (followed by letter by post) as soon as practicable and in any event within 48 hours of such change.

5. Notices

   Any notice to be served on either of the parties by the other shall be sent by fax (followed by post) and shall be deemed to have been received by the addressee within 24 hours if sent by fax to the correct fax number (with correct answer back). Particulars of the relevant numbers are set out below: -

UPMG (Hong Kong) Limited

Address: Room 904, Tung Wai Commercial Building, 109-111 Gloucester Road, Wanchai, Hong Kong.

Telephone No. : 2581 0288

Fax No. : 2581 0803

American-Sino Human Resources Consulting & Management (Shanghai) Ltd.

Address: Suite 1416, Tower C, Tomson Center, 188 Zhang Yang Road, Pudong Lujiazui, Shanghai, People's Republic of China 200120

Telephone No.: (86) 21 5840 2563

Fax No.: (86) 21 5840 2562

Proper law and jurisdiction:

This Agreement shall be governed by the Laws of Hong Kong and in case of litigation the parties agree to submit to the non-exclusive jurisdiction of the Law Courts of HKSAR.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

SIGNED by

on behalf of **UPMG (Hong Kong) Limited**

in the presence of :)

SIGNED by

on behalf of:

American-Sino Human Resources Consulting & Management (Shanghai) Ltd.

in the presence of :)